Nasdaq:PMSI UBS Global Healthcare Services Conference Presentation February 2, 2004

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Company Background

Healthcare Services to the Urology Community Design/Manufacture of Specialty Vehicles Pending Accretive Acquisition will Broaden Urology Platform

Founded and went Public in 1989 New Management Team Established in 2000/2001 Leadership Position in Two Markets Fragmented Industries Create Consolidation Opportunities

• • • •

Company Overview

Specialty Vehicle Manufacturing Market Leader in… Lithotripsy Services

• for

• Therapy Stones procedures states 34

• Kidney treatments/year U.S. in Shockwave of annual partnerships partners lithotripters 32,000 total limited 67

• Treatment of physician

• 15% 1,200 the Perform 41 Operate

• Extracorporeal • •

• Law 4 Mobile Siemens,

• &

• Vehicles GE, Governments, Construct units include

• 385 Local NBC

• Communications Security &

• Engineer delivered customers State Medical, Homeland 2003: Major FEMA, Enforcement,

• Design, •

Lithotripsy Market

Average Treatment Costs $2,200 vs. $7,000+ $450 MM 250,000 U.S. Cases Annually Partnership Model Provides Patient Access 225,000 –

Nearly 10% of U.S. Population Experiences Kidney Stones Cost Effective, Non-invasive Treatment US Market Estimated at $400— Physician Driven Therapy No Therapeutic or Technological Threat to Litho

• • • • •

Re-Engineering Partnerships for Stability

No Impediment to Physician Ownership Stable Pricing Predictable Cash Flow Rebalancing Partnership Equity Improve Competitive Position Maintains Partnership Vitality Efficient Physician Access/Egress to the Partnership

Stark Law Retail to Wholesale Conversion Equity Shift Active Practice of Medicine

• • • •

A Return to Growth

Prostate Disease Therapies Anatomical Pathology Network Surgery Center Development Wrap-around the Device Control Installed Base Other Urological Devices and Products

Broaden Urology Platform Explore Vertical Sales Opportunities Facilitate Marketplace Consolidation Increase Payor Base Expand to Related Specialties

• • • • •

Merger Agreement with Medstone

Installed Base Exceeds 300 Systems Worldwide Approximately 1,100 Physician Users Pending New Line of Innovative Products Royalties from Installed Base Consumables Fee-for-service Partnerships Equipment Sales Repair/Maintenance

Established Manufacturer & Litho Service Provider Multiple Revenue Streams

• •

Medstone’s UroPro Vista

Merger Agreement with Medstone

Enables Vertical Participation Installed Base Leverage Significant Physician Access Adds Devices to the Platform Filling the Channel Low Cost-to-Market Opportunity Service Providers Distribution for the OEMs

Unique Strategic Benefits Product Line Potential Facilitate Strategic Alliances

• • •

Merger Agreement with Medstone

PRIME MEDICAL

- Shareholder Vote Underway
- Pending February 20, 2004 Close
- Purchase Metrics
  - $5.00 per Share
  - 1.6 x TTM EBITDA (net cash/post-synergy)
- Accretive!
  - $2.0 million TTM EBITDA
  - $4.0 million Cost Savings Target
- Balance Sheet Benefits
  - $4.29 per Share Net Working Capital
  - No Debt

11

Manufacturing Overview

Global Leader in the Design, Engineering and Construction of Specialty Vehicles

Diagnostic Imaging Equipment Therapeutic Medical Devices Broadcast Technology Communication Platforms

Mobilized Technologies Include:

•

Manufacturing

High Speed CT

Mobile Display & Specialty

Self-Propelled Mammography

Mobile Display & Specialty (NASCAR)

Manufacturing

ENG/SNV Combo Van

TV Production Trailers

SNG Truck

Manufacturing

Mobile Command Centers

Mobile Command Centers

Disaster Recovery Management

Military Mobile Command Centers

Manufacturing

Ordinance Trailer

Mobile Operations Center

Double Expandable Trailer

Control Shelter & Generator

Manufacturing Platform

Forecast 2004 $110.0 14.5 Est. 2003 $99.0 11.0

2002 $88.8 14.0 2001 $51.6 6.1 2000 $22.1 3.8

1999 $17.5 3.6 ($            in millions) Revenues EBITDA

: Acquired Calumet Coach (Mobile Medical) Acquired BAF/Mobile Tech (Communications) Acquired Frontline Communications (Broadcast) Acquired SMIT Mobile (European Market) Acquired Aluminum Body Corp. (Homeland Security) Acquired Winemiller Communications (Broadcast) Milestones 2001: 2002: 2003:

Manufacturing Growth / Future

Integrate vs. Acquire Maintain the Exceptional ROI Mobile Medical (USA & Europe) Broadcast & Communication Homeland Security

Debt-free Segment Optimize Acquired Assets Enhance Cash Flow Positioned to Increase Market Share

• • • •

(in millions)

Revenue Mix

$70.3 Refractive and Other

2002 $10.8 Manufacturing Total revenue: $169.9

$88.8 Lithotripsy

$60.4 Other

2003 Estimated $0.8 Manufacturing Total revenue: $160.0 $99.0 Lithotripsy

$63.0

Other

2004 Forecast $1.0 Manufacturing Total revenue: $174.0

Lithotripsy $110.0

19

$77.0 Other

2004 Forecast w/ Medstone $1.0 Manufacturing Total revenue: $188.0

$110.0 Lithotripsy

Financial Forecast

2004 Forecast (b) 188,000 55,500 32,000 9,300 0.46 21,200 77,000 110,000 20,500 14,500 w/Medstone $ $ $ $ $ $ $ $ $ 174,000 51,000 28,000 7,800 0.45 17,400 63,000 110,000 17,000 14,500

2004 Forecast $ $ $ $ $ $ $ $ $

(a) 160,000 44,000 27,000 7,300 0.40/0.41 17,800 60,400 99,000 18,000 11,000

2003 Est. $ $ $ $ $ $ $ $ $

($            in thousands) Summary of Results from Operations Revenues EBITDA Adjusted EBITDA Net Income EPS Number of Shares Segment Information Revenues: Lithotripsy Manufacturing Adjusted EBITDA: Lithotripsy Manufacturing Excludes Refractive Operations,

impairment and non-recurring costs Includes only partial year of Medstone operations and benefits (a) (b)

Balance Sheet Highlights

12/31/2004 Forecast (1) $72.0 280.8 33.9 105.6 113.5 $280.7 $38.1 $89.7 33 $65.7 277.4 34.1 111.7 106.6 $277.4 $31.6 $104.3 36 12/31/2003 Est.

12/31/2002 $67.3 264.0 31.1 118.3 98.6 $264.0 $36.2 $98.9 34

merger.

($            in millions) Total Current Assets Total Assets Total Current Liabilities Long Term Debt Stockholder’s Equity Total Liabilities and Stockholder’s Equity Net Working Capital

Net Debt Days Sales Outstanding (1) Does not reflect Medstone

Highlights

Manufacturing EBITDA Expected to Grow by 32% in 2004 Urology EBITDA Expected to Increase by 14% in 2004 Pending Strategic and Accretive Acquisition of Medstone Medstone Projected to Yield $6.0+ million EBITDA Manufacturing Growth without Debt

Market Prominence in Two Segments Diversified Revenue Supports Sustainable Growth Urology Platform Positioned for Expansion Corporate Debt Burden Decreasing

• • • •

Reconciliation of EBITDA and Adjusted EBITDA

770 25 10,766 6,671 17,740 (2,086) - 33,886 21,735 (162) 55,459 2002 $ $ $

7,300 2,700 9,000 7,000 (250) - 950 26,400 17,600 - 44,000 2003 est. $ $ $

7,800 4,900 9,200 6,400—- - 28,300 22,700 - 51,000 2004 Forecast $ $ $

Provision (Benefit) for Income Taxes Interest Expense, Including Loan Fees Depreciation & Amortization Impairments and Other Costs RVC Operations Compensation Charge for Employee Puts and Stockbuys Adjusted EBITDA Minority Interest Expense Minotiry Interest Benefit (Expense)-RVC EBITDA

($            in thousands) Net Income (loss) as Reported Add Back (Deduct): Add Back:

INVESTOR NOTICES

This transcript includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements are those concerning the companies’ merger and strategic plans, expectations and objectives for future operations. All statements included in this transcript that address activities, events or developments that the companies expect, believe or anticipate will or may occur in the future are forward-looking statements. These include:

•	completion of the proposed merger,
•	effective integration of the two companies,
•	future financial performance, and
•	other matters which are discussed in Prime’s and Medstone’s filings with the SEC.

These statements are based on certain assumptions made by the companies based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the companies’ control. These risks include, but are not limited to, competition in the companies’ industries, inflation, lack of availability of goods and services and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

On December 30, 2003, Prime filed Amendment No. 1 to Form S-4 Registration Statement, which Registration Statement became effective on January 7, 2004. On January 8, 2004, Prime filed a joint proxy statement/prospectus with the SEC containing information about the proposed merger and related matters which the companies mailed to their respective stockholders on or about January 9, 2004. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER TRANSACTION. The joint proxy statement/prospectus, as well as other past and future filings containing information about the merger transaction and each corporation, can be obtained without charge at the SEC’s website (www.sec.gov). Copies of the joint proxy statement/prospectus, and Prime’s and Medstone’s past and future SEC filings are also obtainable, without charge, from John Q. Barnidge, Prime Medical Services, Inc., 1301 Capital of Texas Highway, Suite 200B, Austin, TX 78746, Telephone: 512-328-2892 (with respect to Prime’s filings) and from Mark Selawski, Medstone International, Inc., 100 Columbia, Suite 100, Aliso Viejo, CA 92656, Telephone: 949-448-7700 (with respect to Medstone’s filings).

Prime, Medstone, their directors and executive officers and certain of their members of management and employees may be deemed to be “participants in the solicitation” of proxies from the stockholders of Prime and Medstone in connection with the merger. Information regarding those participants and their interests in the merger may be obtained by reading the joint proxy statement/prospectus included in the Registration Statement on Form S-4, as amended, filed with the SEC.

Prime is an industry leader in providing healthcare services to the urology community and is a market leader in the design and manufacturing of specialty vehicles for use in the medical and broadcast and communications industries. For more information, visit Prime’s website at: www.primemedical.com.

Medstone is a leading distributor, manufacturer and fee-per-procedure service provider of lithotripters in the U.S. In addition, Medstone manufactures and distributes urology tables, and broad line of X-ray equipment. For more information, visit Medstone’s website at www.medstone.com.